Exhibit 10.44

SECOND AMENDMENT AND WAIVER

TO THE

LOAN AND SECURITY AGREEMENT

BETWEEN

GENERAL EMPLOYMENT ENTERPRISES, INC., TRIAD PERSONNEL SERVICES, INC.,

BUSINESS MANAGEMENT PERSONNEL, INC., BMPS, INC., BMCH, INC., BMCHPA, INC.,

AND TRIAD LOGISTICS, INC.

AND

ACF FINCO I LP

DATED AS OF SEPTEMBER 27, 2013

Effective Date: December 3, 2014

SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

This Second Amendment and Waiver (this “Agreement”) is entered into between GENERAL EMPLOYMENT ENTERPRISES, INC., a corporation organized under the laws of the State of Illinois (“GEE”), TRIAD PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Illinois (“TPS”), BUSINESS MANAGEMENT PERSONNEL, INC., a corporation organized under the laws of the State of Ohio (“BUMPS”), BMPS, INC., a corporation organized under the laws of the State of Ohio (“BMPSOH”), BMCH, INC., a corporation organized under the laws of the State of Ohio (“BMCH”), BMCHPA, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“BMCHPA”), and TRIAD LOGISTICS, INC., a corporation organized under the laws of the State of Ohio (“Triad”, and collectively with the foregoing, “Borrower”), and ACF FINCO I LP (successor-in-interest to Keltic Financial Partners II, LP), a limited partnership formed under the laws of the State of Delaware (“Lender”), this 3rd day of December, 2014.

RECITALS:

Borrower and Lender are parties to a Loan and Security Agreement dated September 27, 2013, as amended by a First Amendment effective as of December 31, 2013 (as so amended, the “Credit Agreement”), and the other agreements, documents and instruments in connection therewith (all of the foregoing, as the same may be amended, restated, or otherwise modified from time to time, to be collectively referred to as the “Loan Documents”).

Keltic Financial Partners II, LP sold substantially all of its assets to, and transferred substantially all of its liabilities to, Lender effective June 4, 2014 pursuant to the terms of an Asset Purchase Agreement dated May 12, 2014 and the other agreements, documents and instruments executed and/or delivered in connection therewith (the “Keltic Acquisition”).

Pursuant to Section 8.3 of the Credit Agreement Borrower is prohibited from permitting any person other than Michael J. Schroering (“Schroering”) to be elected Chairman or CEO of GEE, or other than Andrew J. Norstrud to be elected CFO or Treasurer of GEE. On or about March 11, 2014 Andrew J. Norstrud was elected as CEO of GEE, and on or about May 9, 2014 Frank Elenio was elected as CFO of GEE (together, the “Change of Management”). Additionally, pursuant to Section 8.3 of the Credit Agreement Borrower is require to provide Lender with notice prior to the reduction, on an as-diluted basis, of the equity securities of Schroering below 51% of the equity securities of GEE on an as-issued and as-diluted basis.

Pursuant to Section 8.20 of the Credit Agreement Borrower is required to satisfy certain “EBITDA” covenants as contained therein. Borrower has failed to satisfy Section 8.20 of the Credit Agreement for the measurement periods ending on March 31, 2014 and September 30, 2014 (the “2014 EBITDA Defaults”).

GEE intends to issue up to 200,000 shares of “Series A Preferred Stock” (the “Preferred Stock”) pursuant to the terms of one or more Securities Purchase Agreements between GEE and each party executing the same, for an aggregate purchase price of up $2,000,000, as further described in Schedule 14C filed with the United States Securities and Exchange Commission on November 14, 2014 (the “Preferred Offering”). Pursuant to the terms of the Preferred Stock Certificate of

Designations each share of Preferred Stock will, among other things, accrue dividends at a rate of 8% per annum, and will be convertible into shares of GEE’s common stock, as further provided in such Certificate of Designations. Additionally, as a result of the issuance of the Preferred Stock the equity securities of Schroering in GEE will fall below 51% of GEE’s equity securities on an as-issued and as-diluted basis (the “Change of Control”).

Borrower has requested that Lender waive all “Defaults” and “Events of Default” (as such terms are defined in the Credit Agreement) in connection with (i) the Change of Management, (ii) the 2014 EBITDA Defaults and (iii) the Change of Control, and modify the EBITDA covenants contained in the Credit Agreement.

Upon the terms and conditions contained in this Agreement Lender shall agree to the foregoing.

AGREEMENT:

1. Defined Terms. Unless otherwise defined in the Recitals or in the body of this Agreement, all capitalized terms shall have the meanings ascribed to such terms in the Loan Documents.

2. Representations and Acknowledgments. Borrower hereby represents and acknowledges to Lender, that:

(a) All Loan Documents executed by Borrower, including without limitation the Credit Agreement, constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with the terms thereof;

(b) Borrower has no claims, offsets, counterclaims, or defenses with respect to the payment or performance of any Obligations owing to Lender under any of the Loan Documents;

(c) No Default or Event of Default shall have occurred and be continuing under the terms of the Loan Documents; and

(d) As a material inducement to Lender entering into this Agreement Borrower acknowledges and agrees that Lender is relying on the accuracy and veracity of each of the above representations and acknowledgments.

3. Lender Assignment. Notwithstanding anything to the contrary contained in the Loan Documents Borrower hereby (a) acknowledges, agrees to and consents to the assignment of the Loans and Loan Documents, and all rights and obligations of Keltic Financial Partners II, LP thereunder, to Lender in connection with the Keltic Acquisition, and (b) ratifies and confirms that pursuant to the transactions effected by the Keltic Acquisition effective June 4, 2014 ACF FinCo I LP is the “Lender” for all purposes of the Loan Documents.

4. Waiver. Subject to the terms, conditions, representations and warranties contained herein, and GEE’s provision to Lender of documentation evidencing GEE’s sale of Preferred Stock in an aggregate amount equal to Two Million and 00/100 Dollars ($2,000,000.00) in the Preferred Offering, Lender hereby agrees to waive all Defaults and Events of Default under the Loan Documents in connection with (i) the Change of Management, (ii) the 2014 EBITDA Defaults and (iii) the Change of Control.

5. Change of Management. Section 8.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“8.3. Change of Management; Change of Control. (a) From and after the Effective Date allow a change in the ownership of the Equity Interests of any Borrower other than GEE, whether by the issuance, sale, transfer, exchange, assignment or other direct or indirect hypothecation of Equity Interests, or by the issuance of subscriptions, warrants, options, convertible securities, or other rights (fixed, contingent or otherwise) to purchase or otherwise acquire Equity Interests, or (b) permit any person other than Andrew J. Norstrud to be elected C.E.O. of GEE or to assume or otherwise be granted with the powers and duties of the C.E.O. of GEE, or as existing on December         , 2014 without the prior consent of Lender in an Authenticated Record.”

6. EBITDA Covenant. Section 8.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“8.20. EBITDA. Permit EBITDA as of and for:

(a) The three (3) consecutive calendar month period ending on December 31, 2014, to be a negative number exceeding negative Two Hundred Fifty Thousand and 00/100 Dollars (-$250,000.00);

(b) The six (6) consecutive calendar month period ending on March 31, 2015, to be a negative number exceeding negative Five Hundred Thousand and 00/100 Dollars ($500,000.00);

(c) The nine (9) consecutive calendar month period ending on June 30, 2015, to be a negative number exceeding negative Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00);

(d) The twelve (12) consecutive calendar month period ending on September 30, 2015, to be a negative number exceeding negative One Million and 00/100 Dollars ($1,000,000.00); and

(f) For any period commencing on or after October 1, 2015, no less than such amounts as are established by Lender for such period in Lender’s permitted discretion based on the annual financial projections including such period delivered by Borrower pursuant to Section 6.6, above. Borrower acknowledges and agrees that the above EBITDA covenant levels, and Lender’s adjustment in accordance with the preceding sentence, have been established by Lender based on Borrower’s operations as conducted on December 1, 2014, and that any material change to such operations, whether by Strategic Acquisition or otherwise, will necessitate an adjustment by Lender of the above EBITDA covenant levels, and that Lender will make such adjustments in Lender’s permitted discretion.”

7. Dividend; Default. Paragraph (m) of Section 9.1 of the Credit Agreement is hereby renamed paragraph “(n)” and a new paragraph “(m)” is hereby added to such Section to read as follows:

“(m) without the prior written consent of Lender (i) GEE’s Board of Directors shall declare any dividend with respect to any Equity Interests of GEE, or approve of or consent to any payment to any former or current holder of any Equity Interests of GEE, consisting of cash, in whole or in part, or consisting of any Property of GEE other than Equity Interests of GEE, (ii) GEE shall pay any dividend with respect to any Equity Interests of GEE, or make any payment to any former or current holder of any Equity Interests of GEE, consisting of cash, in whole or in part, or consisting of any Property of GEE other than Equity Interests of GEE or (iii) any dividend or other distribution of cash, in whole or in part, or consisting of any Property of GEE other than Equity Interests of GEE, shall otherwise be received by any former or current holder of Equity Securities of GEE; or”

8. Reimbursement of Lender. As consideration for Lender’s waiver of Defaults and Events of Default as provided above and amendment of the Credit Agreement described above, and pursuant to Sections10.10 of the Credit Agreement, Borrower shall (i) pay to Lender a waiver and amendment fee in the amount of Twenty Thousand and 00/100 Dollars ($20,000.00), and (ii) reimburse, indemnify and hold Lender harmless for the reasonable fees and costs and expenses incurred by Lender for the services of legal professionals engaged by Lender in connection with the negotiation and preparation of this Agreement. With respect to any amount required to be paid or reimbursed by Borrower pursuant to the foregoing provisions of this paragraph 7, it is hereby agreed that Lender may charge any such amount to the Revolving Credit on the dates such payment is due or such reimbursement is made. Borrower acknowledges and agrees that on and after the Effective Date of this Amendment the Facility Fee shall be calculated based on the Revolving Credit Limit as amended by the terms hereof.

9. Effective Date. This Agreement shall be effective as of December         , 2014.

10. Release. By executing this Agreement Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, co-lenders, parent entities, subsidiary entities, affiliates, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or in equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and include the date of this Agreement, whether such claim, demand or cause of action is matured or unmatured or known or unknown.

11. Specificity of Provisions. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Credit Agreement or any or any other Loan Document. From and after the effective date of this Agreement, whenever the Credit Agreement is referred to in the Credit Agreement or in any of the other Loan Documents, it shall be deemed to mean the Credit Agreement as modified by this Agreement.

12. Binding Effect of Loan Documents. Borrower hereby acknowledges and agrees that upon giving effect to this Agreement, the Credit Agreement and each other Loan Document shall continue to be binding upon such Borrower and shall continue in full force and effect.

13. No Other Events of Default. Borrower hereby represents and warrants that upon giving effect to the terms and provisions of this Agreement no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

14. Choice of Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law principles.

15. Counterparts. This Agreement may be executed by one or more the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers.

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[SIGNATURE PAGES IMMEDIATELY FOLLOW]

LENDER:

ACF FINCO I LP

By:

Name:

Its:

Date:

BORROWER:

GENERAL EMPLOYMENT ENTERPRISES, INC.	TRIAD PERSONNEL SERVICES, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BUSINESS MANAGEMENT PERSONNEL, INC.	BMPS, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BMCH, INC.	BMCHPA, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

TRIAD LOGISTICS, INC.

By:

Name:

Its:

Date: